PIMCO Municipal Income Fund II
Meeting Date: 12-18-07

Record Date Shares (Common): 59,029,005.730 Record Date Shares 20,200 Combined record date shares: 59,049,206

Quorum Totals

          Common 	 % of      Preferred     % of      Grand      Total %
          Shares      Outstanding    Shares   Outstanding  Totals    (Common &
		        (Common)    Combined  (Preferred)	     Preferred)

Voted   55,714,560.101  94.385%     18,534    91.752%    55,733,094.101  94.384%
Unvoted	3,314,445.629	 5.615%	     1,666     8.248%	  3,316,111.629   5.616%
Total   59,029,005.730	100.00%     20,200    100.00%    59,049,205.730  100.00%

Proposal Totals

	 	Common Shares	     % of  Common 	      % of Common
				   Shares Outstanding         Shares Voted
Paul Belica
For 		 54,809,790.878 	  92.852%	  	98.376%
Withheld	 904,769.223 		  1.533%		1.624%
Total	 	55,714,560.101 		  94.385%		100.000%

John C. Maney
For 	 	54,893,102.235 		  92.993%		98.526%
Withheld	 821,457.866 		  1.392%		1.474%
Total		 55,714,560.101 	  94.385%		100.000%


		Preferred Shares     % of Preferred 	    % of Preferred
				    Shares Outstanding       Shares Voted
Paul Belica
For		 18,457 		91.371%			99.585%
Withheld	     77 		0.381%			0.415%
Total		 18,534 		91.752%			100.000%

John C. Maney
For 		 18,455 		91.361%			99.574%
Withheld	     79 		0.391%			0.426%
Total		 18,534 		91.752%			100.000%

John J. Dalessandro II
For 		 18,457 		91.371%			99.585%
Withheld	     77 		0.381%			0.415%
Total		 18,534 		91.752%			100.000%


			Combined Totals (Common & Preferred)

Paul Belica	 Total Voted 	   % of Outstanding	% of Voted
For	 	54,828,247.878 		92.852%		 98.376%
Withheld	 904,846.223 		1.532%		 1.624%
Total Voted	 55,733,094.101 	94.384%		 100.000%


John C. Maney
For		 54,911,557.235 	92.993%		98.526%
Withheld	 821,536.866 		1.391%		1.474%
Total Voted	 55,733,094.101 	94.384%		100.000%


In connection with the Joint Annual Meeting of Shareholders of the PIMCO Municipal Income Fund II Income Fund, PFPC hereby certifies the above tabulation of shareholder ballots.



Maura Stanley
Section Manager, Client Services